UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2014

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200 Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04        Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On September 2, 2014, GP Strategies Corporation (the “Company”) commenced a tender offer to purchase, up to $80 million in value of shares of its common stock, par value $0.01 per share (the “Shares”), at a price not greater than $29.00 nor less than $26.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest. The tender offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 2, 2014 and in the related Letter of Transmittal, copies of which were filed as exhibits to Schedule TO filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2014 (the “Offer”). On September 2, 2014, the Company was notified pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), regarding the restrictions relating to Shares held by the GP Retirement Savings Plan (the “Plan”). On September 8, 2014, the Company sent a notice to its directors and executive officers (the “Notice”) informing them of certain trading restrictions, as described below, beginning at 4:00 p.m., Eastern Time, on September 25, 2014, and ending during the week of October 5, 2014 (the “Blackout Period”).

In connection with the Offer, all participants in the Plan will be prohibited from engaging in certain transactions, including all exchanges in and out, loans, withdrawals, distributions and diversification involving the GP Strategies Corporation Common Stock Fund (the “Stock Fund”). The number of affected Plan participants comprises 50% or more of the participants and beneficiaries in the Company’s “individual account plans” (as defined under ERISA).

Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (Blackout Trading Restriction), promulgated by the SEC, generally impose certain restrictions on trading by directors and executive officers in the event that 50% or more of the participants and beneficiaries in an issuer’s individual account plans are so restricted for more than three consecutive business days. The reason for the blackout is Plan participants will be unable, during a period of more than three consecutive business days, to exchange in or out of their account balances with respect to the Stock Fund, obtain loans from the Stock Fund, obtain withdrawals of account balances invested in the Stock Fund, diversify their account balances invested in the Stock Fund, or obtain any distributions from the Stock Fund. Because the Blackout Period will extend for a period of more than three consecutive business days, the trading restrictions under Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR, subject to certain exceptions, will apply to the Company’s directors and executive officers. The directors and executive officers will be notified of any changes to the dates of the Blackout Period, including if the Blackout Period is shortened or extended, and when the Blackout Period ends.

These trading restrictions do not prohibit the Company’s directors and executive officers from participating in the Offer.

Inquiries concerning the Notice or the Blackout Period, including the beginning and ending dates of the trading restrictions (and for a period of two years after the ending date of the Blackout Period), may be directed without charge to:

GP Strategies Corporation
70 Corporate Center
11000 Broken Land Parkway, Suite 200
Columbia, MD 21044
Attention: Kenneth L. Crawford
Senior Vice President & General Counsel
Telephone number: (443) 367-9600

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the Notice.

Item 8.01        Other Events

The information under Item 5.04 is incorporated by reference into this Item 8.01.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Notice to Directors and Executive Officers of GP Strategies Corporation, dated September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: September 8, 2014	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Directors and Executive Officers of GP Strategies Corporation, dated September 8, 2014.